Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 24, 2008, relating to our audit of the consolidated financial statements of RF Monolithics, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 2008.

/s/ McGladrey & Pullen, LLP

Dallas, Texas
February 12, 2009

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.